EXHIBIT 99.1—Portion of Press Release dated September 16, 2003

REDBACK NETWORKS TO PRESENT AT THE

WALL STREET ANALYST FORUM CONFERENCE

SAN JOSE, Calif., September 16, 2003 – Redback Networks Inc. (NASDAQ: RBAK), a leader of next-generation broadband networking systems, today announced that Thomas L. Cronan III, senior vice president of finance and administration and chief financial officer and Georges Antoun, senior vice president of field operations and product management, will be presenting at The Wall Street Analyst Forum conference in New York, New York on Wednesday, September 17, 2003 at 1:20 p.m. EDT. A live webcast and replay of the presentation will be available at http://www.firstcallevents.com/service/ajwz387999500gf12.html.

About Redback Networks

Redback Networks enables carriers and service providers to build profitable next-generation broadband networks. The company’s User Intelligent Networks™ product portfolio includes the industry-leading SMS family of subscriber management systems, and the SmartEdge® Router and Service Gateway platforms, as well as a comprehensive User-to-Network operating system software, and a set of network provisioning and management software.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.